AMBIENT CORPORATION

79 CHAPEL STREET

NEWTON, MA 02458

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2007 annual meeting (the "Annual Meeting") of the stockholders of AMBIENT CORPORATION (the "Company") will be held at 9:30 a.m., on May 24th, 2007, at the Hyatt Regency Cambridge at 575 Memorial Drive, Cambridge, MA 02139 to:

(i)

elect four directors of the Company to hold office until their respective successors shall have been duly elected and qualified;

(ii)

amend the Company's certificate of incorporation to increase the number of shares of common stock, par value $.001 per share, that the Company is authorized to issue from 500 million to 750 million;

(iii)

ratify the appointment of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as the Company's independent public accountants for the year ending December 31, 2007; and

(iv)

transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

The Board of Directors has fixed the close of business on April 13, 2007, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted at the meeting, the Board of Directors requests that you complete, sign, and date the enclosed proxy card and promptly return it by mail in the postage paid envelope provided.

By Order of the Board of Directors

/s/ John J. Joyce

John J. Joyce

Chief Executive Officer and President

April 13, 2007

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

AMBIENT CORPORATION

79 CHAPEL STREET

NEWTON, MA 02458

__________________________

PROXY STATEMENT

___________________________

For the Annual Meeting of Stockholders

to be held on May 24th, 2007

This Proxy Statement is being sent to the stockholders of Ambient Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's board of directors (the "Board of Directors" or the "Board") for use at the 2007 annual meeting (the "Annual Meeting") of the Company's stockholders (the "Stockholders") to be held at the Hyatt Regency Cambridge at 575 Memorial Drive, Cambridge, MA 02139 on May 24th, 2007, at 9:30 a.m., and any adjournment(s) thereof. At the Annual Meeting, the Stockholders will be asked to:

(i)

elect four directors of the Company to hold office until their respective successors shall have been duly elected and qualified;

(ii)

amend the Company's certificate of incorporation (the "Certificate of Incorporation") to increase the number of shares of common stock, par value $0.001 per share ("Common Stock"), that the Company is authorized to issue from 500 million to 750 million;

(iii)

ratify the appointment of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. ("Rotenberg") as the Company's independent public accountants for the year ending December 31, 2007; and

(iv)

transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy card. If no instructions are given, the individuals named as proxy will vote your shares (i) FOR the election as directors of the nominees of the Board of Directors named below; (ii) FOR the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 750 million; (iii) FOR the ratification of the appointment of Rotenberg as the Company's independent public accountants for the year ending December 31, 2007; and (iv) in the discretion of the proxies named in the proxy card on any other proposals to properly come before the Annual Meeting or any adjournment(s) thereof.

Any stockholder returning the accompanying proxy card may revoke such proxy at any time before it is voted by filing with the Secretary of the Company at the address indicated above a duly executed proxy card bearing a later date or a written instrument revoking the proxy card or by personally appearing at the Annual Meeting and voting in person.

This Proxy Statement, the accompanying proxy card, and the Company’s Annual report form 10-KSB are first being mailed to stockholders on or about April 18, 2007.

VOTING RIGHTS

All voting rights are vested exclusively in the holders of Common Stock. Only holders of Common Stock of record at the close of business on April 13, 2007 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were a total of 230,312,605 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting is entitled to one vote for each share held.

Stockholders representing a majority of the Common Stock issued and outstanding as of the Record Date, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment(s) thereof. Abstentions and shares held of record by a broker for which the broker has discretionary authority or instructions to vote the shares are counted as shares that are present at the annual meeting for purposes of determining a quorum. Assuming a quorum is present at the Annual Meeting for the particular proposal to be acted on, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (election of directors), the affirmative vote of a majority of the shares issued and outstanding is required for approval of Proposal No. 2 (increase in authorized Common Stock), and the affirmative vote of a majority of the shares in person or by proxy is required for approval of proposal No.3 (ratification of independent public accountants). If you hold shares in a brokerage account, then:

* With respect to Proposal No. 1 (Election of Directors), your broker is entitled to vote your shares on these matters if no instructions are received from you. Abstentions may not be specified as to the election of directors, but you may withhold your vote as to any nominee.

* With respect to Proposal No. 2 (Increase Authorized Shares of Common Stock) and Proposal No. 3 (Ratification of the Appointment of the Independent Auditor), your broker is entitled to vote your shares on these matters if no instructions are received from you. Abstentions and broker non-votes will be counted as votes against Proposal No. 2 and Proposal No. 3.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN

BENEFICIAL HOLDERS

The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each person who, to the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company's directors and the Named Executive Officers (as defined below) and (c) all current directors and executive officers of the Company as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Common Stock(2)

John J. Joyce, Chairman, CEO, President, and Director	4,415,000(3)	1.92%

Ramdas Rao, Chief Technology Officer	3,992,000(4)	1.73%

Michael Widland, Director	2,073,334(5)	*

D. Howard Pierce, Director	1,800,000(6)	*

Thomas Higgins, Director	1,200,000(7)	*

Consolidated Edison, Inc.	35,000,000	15.20%

All directors and executive officers as a group (5 persons)(9)	13,480,334(8)	5.85%

* Indicates less than 1%.

(1)

Unless otherwise indicated, the address of each person listed is c/o Ambient Corporation, 79 Chapel Street, Newton, Massachusetts 02458.

(2)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.

(3)

Represents (i) 1,040,000 shares of Common Stock and (ii) 3,375,000 shares of Common Stock issuable upon the exercise of options issued under the Company's 2000 Equity Incentive Plan (the "2000 Incentive Plan").

(4)

Represents (i) 1,000,000 shares of Common Stock and (ii) 2,992,000 shares of Common Stock issuable upon exercise of options issued under the 2000 Incentive Plan.

(5)

Represents (i) 133,334 shares of Common Stock, (ii) 595,000 shares of Common Stock issuable upon exercise of non-plan options and (iii) 1,345,000 shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan.

(6)

Represents (i) 200,000 shares of Common Stock, (ii) 500,000 shares of Common Stock issuable upon exercise of non-plan options and (iii) 1,100,000 shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan.

(7)

Represents 1,200,000 shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan.

(8)

See Footnotes 3 through 7.

EXECUTIVE COMPENSATION

The following table sets forth all compensation for the last fiscal year awarded to, earned by, or paid to our Chief Executive Officer and Chief Technology Officer, who were the only executive officers serving as such at the end of 2006 whose total compensation exceeds $100,000 for the year ended December 31, 2006 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)

JOHN JOYCE
President and Chief Executive Officer	2006	326,057	-	-	326,057

RAMDAS RAO
Chief Technology Officer	2006	195,582	30,000	-	225,582

None of the Named Executive Officers received any option grants during the fiscal year ended December 31, 2006.

The following table sets forth information concerning unexercised options for each of our executive officers named in the Summary Compensation Table that are outstanding as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — DECEMBER 31, 2006

	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration
Name	Exercisable	($)	Date

John Joyce	1,000,000	$0.50	11/17/2011
	375,000	$0.10	9/11/2012
	1,000,000	$0.20	1/23/2014
	500,000	$0.30	5/25/2014
	500,000	$0.50	5/25/2014

Ramdas Rao	242,000	$0.20	12/3/2010
	1,000,000	$0.20	1/16/2012
	200,000	$0.20	9/12/2012
	800,000	$0.20	1/26/2014
	375,000	$0.20	8/12/2014
	375,000	$0.20	8/12/2014

EMPLOYMENT AGREEMENTS

We and John J. Joyce are parties to an amended and restated employment agreement dated as of July 8, 2004, pursuant to which Mr. Joyce is employed as our Chief Executive Officer. Under the agreement, Mr. Joyce was entitled to be paid an annual salary of $285,000 subject to the annual cost of living adjustment. Effective January 1, 2007, Mr. Joyce’s salary is $314,141. The agreement provides for an initial term ending December 31, 2007. After expiration of the initial term, the agreement will automatically renew for successive one-year terms unless terminated by us upon written notice given not less than 90 days prior to the expiration of the then-current term. The agreement also contains certain provisions for early termination, including in the event of a change in control, which may result in a severance payment equal to two years of base salary then in effect and the continuation of certain benefits.

We and Ramdas Rao are parties to an amended and restated employment agreement dated as of August 11, 2004, pursuant to which Mr. Rao is employed as our Chief Technology Officer at an annual salary of approximately $171,000, subject to review. Effective January 1, Mr. Rao’s Salary is $200,000. The employment agreement had an initial term of two years and renews automatically for successive one-year terms unless either party gives notice of its election to not renew to the other at least 60 days prior to the expiration of the then-current term. The agreement also contains certain provisions for early termination, which may result in a severance payment equal to one year of base salary then in effect.

Each of these agreements includes certain customary confidentiality and non-compete provisions that prohibit the executive from competing with us for one year, or soliciting our employees for one year, following the termination of his employment.

COMPENSATION OF DIRECTORS

We paid each outside director $2,000 for service on our Board of Directors in 2006, and an additional $2,000 was paid for heading the Audit Committee. In addition, we have granted stock options to directors to compensate them for their services.

The following table summarizes data concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid ($)	Option Awards ($)(1)	Total ($)

Michael Widland	2,000	4,661	6,661

Howard D. Pierce	2,000	4,661	6,661

Thomas Michael Higgins	4,000	6,992	10,992

(1)

Amounts in this column reflect the expense recognized by the Company for accounting purposes calculated in accordance with FASB Statement of Financial Accounting Standards No. 123R (“FAS 123R”) with respect to employee stock options issued during 2006  under the Company's 2002 Non-Employee Directors Stock Option Plan.   For information on the assumptions used to calculate the value of stock option grants under FAS 123R, see Note 10 of the Company’s financial statements for the year ended December 31, 2006 which accompany this proxy statement included elsewhere in this report. Options are discussed in further detail in the Outstanding Equity Awards at Fiscal Year End Table. The assumptions used to calculate the fair value of stock option grants under FAS 123R, were: expected holding period of 3.25 years, risk free interest rate of 4.69, no dividend yield and volatility of 110.42%.

INFORMATION RELATING TO EXECUTIVE OFFICERS AND KEY

EMPLOYEES WHO ARE NOT DIRECTOR NOMINEES

Below is certain information relating to current the sole executive officer of the Company who is not also a member of the Board of Directors or a director nominee:

Ramdas Rao, age 41, has been the Company's Chief Technology Officer since September 2000. From March 2000 until he joined the Company, Mr. Rao was the Chief Information Officer at Mullen, one of the larger advertising agencies in North America. From November 1995 through February 2000, he was the President and Co-Founder of Gaialinks Inc., a company engaged in the development of network management software tools and providing network analysis and consulting services for large heterogeneous, multi-vendor, multi-protocol networks and systems. From January 1990 through November 1995, he was affiliated with Boston University where he was Associate Director (from January 1995 through November 1995) and a Network Systems Manager (from July 1990 through December 1994). Mr. Rao received a B.S. degree in Computer Engineering (cum laude) from Boston University College of Engineering in 1988.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's retains the law firm of Shipman & Goodwin LLP ("S&G"), of which Mr. Michael Widland, a non-employee director, is a partner, to perform legal services from time to time. The Company paid S&G $69,501.60 and $67,247.12 for legal services rendered during 2006 and 2005, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of the Company and persons who beneficially own more than ten percent (10%) of the Common Stock outstanding to file initial statements of beneficial ownership of Common Stock (Form 3) and statements of changes in beneficial ownership of Common Stock (Forms 4 or 5) with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based solely on review of the copies of such forms received by the Company with respect to 2006, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors and officers and persons who own more than 10% of the Common Stock have been complied with.

DIRECTOR INDEPENDENCE

As the President and Chief Executive Officer of the Company, director John Joyce is not considered “independent” based on the listing standards of the NASDAQ Stock Market if the securities of the Company were so listed (which they are not).  The Board of Directors of the Company has concluded that each other director is “independent” based on such listing standards, having concluded that any relationship between such director and the Company, in its opinion, does not interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board of Directors of the Company has also concluded that the directors serving on the audit committee, namely Mr. Pierce and Mr. Higgins are “independent” based on the more stringent independence standard of the NASDAQ Stock Market applicable to directors serving on audit committees.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

INFORMATION AS TO NOMINEES FOR DIRECTOR

The persons named below, all of whom are currently directors of the Company, have been nominated for election as directors by the Board of Directors. If elected, each nominee will hold office until the 2008 annual meeting of the stockholders.

It is the intention of the person named in the accompanying proxy card to vote FOR the election of the three persons named in the table below as directors of the Company, unless authority to do so is withheld. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxy card will be voted (in the discretion of the person named therein) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board is not aware of any circumstances likely to cause any nominee to become unavailable for election.

The following table sets forth the name, age and position of each director nominee:

Name	Age	Position

John J. Joyce	55	Chairman of the Board, CEO, Treasurer and Director

Michael Widland	66	Director

D. Howard Pierce	65	Director

Thomas Michael Higgins	51	Director

The business experience, principal occupations and employment, as well as the periods of service, of each of the Company's directors during at least the last five years are set forth below.

John J. Joyce has been the Company's Chairman of the Board of Directors and Chief Executive Officer since September 2001 and served as Chief Operating Officer from November 2000 through August 2001. From September 1996 to October 2000, Mr. Joyce served as Senior Vice President of ABB Financial Services Inc. and President of ABB Financial Consulting, the Americas, where he also led the global energy consulting practice within Financial Services. Mr. Joyce developed the Americas branch of ABB Financial Consulting, the financial management consultancy business of ABB Financial Services. From December 1993 to August 1996, Mr. Joyce served with The Capital Markets & Treasury Practice of Price Waterhouse LLP. Returning to the firm he had previously served for more than five years in the general audit practice, Mr. Joyce assumed the responsibilities of Manager, in which he advised corporations on a variety of business issues and strategies. Mr. Joyce was promoted to Director in June 1995. Mr. Joyce is a CPA and holds an MBA from the Stern School of Business, New York University, where he majored in Finance and International Business.

Michael Widland joined the Board in November 2000. Mr. Widland has been actively practicing law since 1965 and is presently a partner at Shipman & Goodwin LLP of Stamford, Connecticut. Mr. Widland practices in the areas of commercial and corporate transactions, including financing. He is a former Connecticut Chairman of the Public Contract Section and Business Law Section of the American Bar Association and a member of the Association of Commercial Finance Attorneys.

D. Howard Pierce joined the Board in November 2004. Until his retirement in June 2001, he served as President and CEO of ABB, Inc., the $5 billion US subsidiary of global industrial, energy and automation provider ABB. Prior to assuming leadership of ABB, Inc., Mr. Pierce served in a number of key executive positions, including President of ABB's Steam Power Plants and Environmental Systems and President of ABB China Ltd.

Thomas Michael Higgins joined the Board on September 28, 2006. Mr. Higgins has served as the Senior Vice President for Finance and Chief Financial Officer of the College Board since June 2003. Prior to the College Board, Mr. Higgins was a partner in the New York City accounting firm of Silverman Linden Higgins LLP from February 1993 to June 2003. Previously, Mr. Higgins worked in the New Jersey offices of PricewaterhouseCoopers LLP from January 1992 to January 1993 and Ernst & Young LLP from 1977 to 1991. Mr. Higgins is a member of the American Institute of CPAs as well as the New Jersey and New York State Society of CPAs.

There are no family relationships between any of the above directors, and there is no arrangement or understanding between any of the above directors and any other person pursuant to which the director was elected to hold office.

All directors hold office until the next annual meeting of stockholders and the election and qualification of a successor.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD MEETINGS

The Board met six times during the year ended December 31, 2006. No director who served during the 2006 fiscal year attended fewer than 75% of the meetings of the Board or of the committees of the Board of which he was a member.

The Board does not have a formal policy with respect to Board members attendance at annual stockholder meetings, though it encourages directors to attend such meetings.

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to its senior executive officers and senior financial officers, including the principal executive officer, principal financial officer and principal accounting officer. A copy of this code has been filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005.

BOARD COMMITTEES

The Company has two standing committees: the audit committee (the "Audit Committee") and the compensation/stock option committee (the "Compensation Committee").  Mr. Pierce since November 2004 and Mr. Higgins since September 2006 served on the Audit committee.  Mr. Widland since January 2000 serves on the Compensation Committee

The Company currently does not have a nominating committee. Instead, nominations for the election of directors have been handled by the full Board of Directors, which permits all directors to participate in the process. Due to the small size of the Company and its Board of Directors, the Company believes that this is appropriate.

In identifying and evaluating candidates to be nominated for election as directors, the Board seeks individuals with relevant experience who can add to the ability of the Board to fulfill its fiduciary obligations and stated business goals. Director candidates must also have high personal and professional ethics, integrity and values. Additionally, director nominees must have sufficient time to devote to the Company's affairs.

As a small company, the Company has generally used an informal process to identify and evaluate director candidates. The Company has encouraged both independent directors and directors that are not independent to identify nominees for the Board of Directors. The Company has not paid any third party a fee to assist in the nomination process or to identify or evaluate candidates.

The Company will consider suggestions by stockholders for possible future director nominees at the 2008 annual meeting of stockholder that are delivered in writing and received by no later than September 30, 2007. The name, business experience and other relevant background information of a candidate should be sent to the Chief Executive Officer who will then forward such information to the independent directors for their review and consideration. Such recommendations should provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Other than candidates submitted by its directors and executive officers, the Company has never received a proposed candidate for nomination from any security holder that beneficially owned more than 5% of the Common Stock.

Stockholders may contact any of the Company’s directors (including the presiding independent director) by writing to them at Ambient Corporation, 79 Chapel Street, Newton, MA 02458 c/o Investor Relations. Historically, the Board has not received stockholder communications. However, the Company will forward all legitimate stockholder communications directly to the respective Board members.

AUDIT COMMITTEE

The Audit Committee is responsible for selecting the Company's independent auditors, reviewing the Company's accounting policies, financial procedures and internal controls, the engagement of independent auditors and the general scope of the annual audit and any other services that the auditors may be asked to perform, and review with the auditors their report on the Company's financial statements following the completion of each audit.

The Audit Committee currently consists of Mr. Pierce and Mr. Higgins (who was appointed to the Board and the Audit Committee on September 28, 2006). The Company believes that each of Mr. Pierce and Mr. Higgins meets the independence criteria set out in Rule 4200(a)(15) of the NASDAQ Stock Market. The Board of Directors believes that Mr. Higgins qualifies as an “audit committee financial expert” as defined in the rules of the SEC. Security holders should understand that this designation is a disclosure requirement of the SEC relating to Mr. Higgins' experience and understanding with respect to certain accounting and auditing matters.  The designation does not impose on Mr. Higgins any duties, obligations or liability that is greater than is generally imposed on him as a member of the Audit Committee and Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

In 2006, the Audit Committee held four meetings.

The Company's Board of Directors adopted a charter governing the duties and responsibilities of the Audit Committee in December 2002. A copy of the Audit Committee charter was attached as an exhibit to the Company’s definitive proxy statement in connection with our 2006 annual stockholders meeting that was filed on March 22, 2006.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee acts under a written charter, which was adopted by the Board of Directors in December 2002. Pursuant to the charter, which includes standards set forth in SEC regulations and rules of the NASDAQ Stock Market, the Audit Committee overseas the:

* auditing and integrity of the Company's financial statements;

* qualification and independence of the Company's independent accountants;

* performance of the Company's independent accountants;

* compliance by the Company with legal and regulatory requirements promulgated by the SEC; and

* accounting and financial reporting process.

As part of its oversight of the auditing and integrity of the Company's financial statements, the Audit Committee reviewed and discussed with both management and the Company's independent public accountants all financial statements prior to their issuance. Management advised the Audit Committee in all cases that all financial statements were prepared in accordance with accounting principals generally accepted in the United States and reviewed any significant accounting issues with the Audit Committee. These reviews included discussions with the independent public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the independent accountants required by (Independence Discussions with Audit Committees) and also discussed with the Company's independent public accountants matters relating to its independence, including a review of audit fees and the disclosures made to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, for filing with the SEC.

Dated: March 28, 2007

SUBMITTED BY THE AUDIT COMMITTEE:

D. HOWARD PIERCE

THOMAS HIGGINS

COMPENSATION COMMITTEE

The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Company's executive officers and for administering the 2000 Equity Incentive Plan. Mr. Widland is the sole member of the Compensation Committee.

The Compensation Committee met one time during 2006.

The Compensation Committee sets compensation policy and administers the Company’s cash and equity incentive programs for the purpose of attracting and retaining skilled executives who will promote the Company's business goals and build shareholder value. The Committee is also responsible for reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the Company's named executive officers, including stock compensation and bonuses. The Compensation Committee does not have a written charter.

The policy of the Compensation Committee is to attract and retain key personnel through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The Committee's objectives are to ensure that:

•

there is an appropriate relationship between executive compensation and the creation of shareholder value;

•

the total compensation program will motivate, retain and attract quality executives; and

•

current cash and equity incentives are competitive with comparable companies.

ELEMENTS OF COMPENSATION

Compensation for officers and key executives includes:

•

Annual cash compensation in the form of base salary;

•

Discretionary or contractual bonuses; and

•

Equity elements through the issuance of stock and stock options.

SALARY AND BONUS

Cash compensation consists of base salary, which is determined based upon the level of responsibility, expertise and experience of the executive and the competitive conditions of the industry.

EQUITY ELEMENTS

Ownership of the Company's Common Stock is a key element of executive compensation. The Committee believes that a significant portion of executive compensation should be dependent upon the value created for the shareholders. Officers and other employees of the Company are eligible to participate in the Company's 2000 Equity Incentive Plan. These plans allow the Board or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. In addition, employees may be granted stock awards or stock options outside of these plans.

Executive officers also receive benefits generally available to all employees of the Company (such as health insurance).

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO

INCREASE THE NUMBER OF SHARES OF COMMON STOCK

THAT THE COMPANY IS AUTHORIZED TO 750,000,000

The Certificate of Incorporation presently authorizes the Company to issue up to 500,000,000 shares of Common Stock. As of Record Date, there were 230,312,605 shares of Common Stock issued and outstanding. We also have approximately 172,354,699 shares of Common Stock reserved for possible future issuance in connection with outstanding options, warrants, and convertible debentures. Many of these shares may never actually be issued. For example, many of the outstanding options and warrants have per share exercise prices well in excess of the current market price of the Common Stock, making their exercise unlikely. Nevertheless, we must keep reserved for future issuance a sufficient number of shares of Common Stock to meet its obligations to issue Common Stock in the event these options or warrants are exercised or convertible debentures are converted. Accordingly, we have available for issuance approximately 97,332,696 shares of Common Stock (as of the Record Date).

Because of the limited number of shares of Common Stock available to be issued by the Company, the Board believes it is in the best interest of the Company and the stockholders to amend the Company’s Certificate of Incorporation and the Board has unanimously approved, and voted to recommend that the Stockholders approve, the proposed amendment to the Certificate of Incorporation (in the form attached hereto as APPENDIX A, the "Common Stock Amendment") whereby the number of shares of Common Stock that we would be authorized to issue from time to time would be increased to 750,000,000 shares. If the Common Stock Amendment is approved by the Stockholders at the Annual Meeting, we intend to file the Common Stock Amendment with the Secretary of State of Delaware as soon as reasonably practicable after such approval and it will become effective upon filing.

The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. Except for issuances in respect of currently outstanding convertible and derivative securities, we do not presently have any agreements, understandings or arrangements regarding the issuance of additional shares of Common Stock. However, the Board of Directors believe the Company will need to secure financing in the near term for working capital, which financing could involve the issuance or reserve for future issuance of additional shares of Common Stock. Our Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in our capital structure than now exists. The Board of Directors believes that an increase in the authorized Common Stock would provide us with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing and acquisition transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give us the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive us of the flexibility the Board views as important in facilitating the effective use of our stock. Except as otherwise required by applicable law or any applicable stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purpose and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control by making it more difficult or costly. We are not aware of anyone seeking to accumulate Common Stock or obtain control of our company, and have no present intention to use the additional authorized shares to deter a change in control.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE TO 750,000,000.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Rotenberg as the Company's independent public accountants for the audit of the Company's consolidated financial statements for the year ending December 31, 2007. The Board of Directors has directed that such appointment be submitted for ratification by the Stockholders at the Annual Meeting.

While stockholder ratification is not required for the appointment of Rotenberg since the Audit Committee has the responsibility for appointing the Company’s independent auditors, the appointment is being submitted for ratification with a view toward soliciting the stockholders’ opinion, which the Audit Committee will take into consideration in the future.

It is not anticipated that a representative of Rotenberg will be present at the Annual Meeting.

FEES

The following table presents fees for professional audit services rendered by Rotenberg, for the audit of the Company's annual financial statements for 2006 and 2005. No other fees were billed, nor were other services rendered, by Rotenberg during 2006 and 2005.

Type of Service/Fee	Fiscal 2006	Fiscal 2005

Audit Fees(1)	$74,681	$73,050

Audit Related Fees(2)	$-	$7,510

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(1)

Audit Fees consist of fees for professional services rendered for the audit of our consolidated financial statements included in the Annual Report on Form 10-KSB and the review of the interim financial statements included in the Quarterly Reports on Form 10-QSB, and for the services that are normally provided in connection with regulatory filings or engagements.

(2)

Audit Related fees includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category includes fees related to consultation regarding generally accepted accounting principles.

The Audit Committee reviews non-audit services rendered for each year and determines whether such services are compatible with maintaining the accountants' independence. The Audit Committee's policy is to pre-approve all audit services and all non-audit services that Company's independent public accountants are permitted to perform for Company under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent public accountants and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for, among other things, the annual financial statement audit engagement.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

OTHER MATTERS

At the Annual Meeting, management does not intend to present any matters other than matters referred to herein, and as of this date management does not know of any matter that will be presented for a vote thereat.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, stockholder proposals intended to be presented at the Company's 2008 annual meeting of stockholders must be made in accordance with the by-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than January 17, 2008. The Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2008 proxy statement.

ANNUAL REPORT

Enclosed is the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, including audited financial statements. This Annual Report on Form 10-KSB does not form any part of the material for the solicitation of proxies.

SOLICITATION OF PROXIES

The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy card and return it in the enclosed stamped and addressed envelope as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John J. Joyce

John J. Joyce

Chief Executive Officer

April 13, 2007

APPENDIX A

PROPOSED AMENDMENT TO THE COMPANY'S

CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF SHARES OF

COMMON STOCK

AUTHORIZED FOR ISSUANCE TO 750,000,000

Paragraph FOURTH of the certificate of incorporation is hereby amended to read in its entirety as follows:

FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively as "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue consists of seven hundred fifty million (750,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. Each share of Common Stock and Preferred Stock shall have a par value of $.001.

A-1

IMPORTANT INFORMATION CONCERNING THE ANNUAL MEETING

Check-in begins: 9:00a.m.               Meeting begins: 9:30 a.m.

Ambient Corporation stockholders, including joint holders, as of the close of business on April 13, 2007 are entitled to attend the annual meeting on May 24th, 2007.

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All stockholders and their proxies should be prepared to present photo identification for admission to the meeting.

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If you are a street name holder (i.e., you bold your shares through a broker, trustee or nominee) you will be asked to present proof of beneficial ownership of Ambient Corporation shares as of the record date, such as your most recent brokerage statement prior to April 13, 2007 a copy of your voting instruction card or other evidence of ownership.

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Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on April 13, 2007.

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Failure to present identification or otherwise comply with the above procedures will result in exclusion from the annual meeting.

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Please allow ample time for check-in.

THANK YOU FOR YOUR INTEREST AND SUPPORT--YOUR VOTE IS IMPORTANT! PLEASE RETURN YOUR PROXY CARD OR VOTING INSTRUCTION CARD FOR THE ANNUAL MEETING TODAY

Directions to:

Hyatt Regency Cambridge, Overlooking Boston

575 Memorial Drive,
Cambridge, Massachusetts, USA
Tel: +1 617 492 1234    Fax: +1 617 491 6906

           http://cambridge.hyatt.com/hyatt/hotels/

FROM LOGAN INTERNATIONAL AIRPORT:

Follow signs to the Mass Turnpike: 90 Boston/Williams Tunnel.  Pay toll upon exiting airport.  You will be heading West on 90.  From 90 West, take exit 20 Brighton/Cambridge (pay another toll).  Out of the toll booth, bear right following sign for Cambridge/Somerville exit.  From this exit ramp, stay straight through two lights and cross over the bridge.  Just over the bridge, turn right at the light onto Memorial Drive.  Stay in the left lane.  Continue up/over overpass keeping in left lane.  At the first light on Memorial Drive make a left and then another quick left into the Hyatt front circle.